SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ]

Preliminary Proxy Statement

[   ]

Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

[X]

Definitive Proxy Statement

[   ]

Definitive Additional Material Under Rule 14a-12

SUNAIR ELECTRONICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant): N/A

Payment of Filing Fee (Check the appropriate box):

[x]

No fee required.

[ ]

Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

[ ]

Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount previously paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

SUNAIR ELECTRONICS, INC.

3005 S.W. Third Avenue

Fort Lauderdale, Florida 33315

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 26 2004

TO THE STOCKHOLDERS OF SUNAIR ELECTRONICS, INC.:

The 2003 Annual Meeting of Stockholders of SUNAIR ELECTRONICS, INC. (the “Company”) will be held at the offices of the Company, 3005 S.W. Third Avenue, Fort Lauderdale, Florida on Monday, January 26, 2004 at 11:00 A.M. for the following purposes:

1.

To elect five (5) Directors;

2.

To approve an amendment to the Articles of Incorporation increasing the aggregate number of shares of Common Stock, par value $.10 per share, that the Company is authorized to issue from 6,000,000 to 25,000,000 and the aggregate number of shares of Preferred Stock, no par value per share, that the Company is authorized to issue from 500,000 to 2,000,000.

3.

To transact such other business as may properly come before the meeting.

All stockholders of record at the close of business on December 5, 2003 will be entitled to vote at the meeting or any adjournment thereof.

We hope you will be able to attend this meeting in person; however, if this is impossible, please promptly sign, date and return the enclosed proxy card regardless of the number of shares you hold so that your shares will be represented at this meeting.

By Order of the Board of Directors

/s/ SYNNOTT B. DURHAM

Synnott B. Durham, Secretary

Fort Lauderdale, Florida

January 5, 2004

SUNAIR ELECTRONICS, INC.

3005 S.W. Third Avenue

Fort Lauderdale, Florida 33315

Approximate date of mailing is January 5, 2004

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SUNAIR ELECTRONICS, INC. (the “Company”), of proxies to be used at the Annual Meeting of Stockholders of the Company, to be held on Monday, January 26, 2004 at 11:00 A.M., in the offices of the Company at 3005 S.W. Third Avenue, Fort Lauderdale, Florida, 33315, for the purposes set forth in the foregoing Notice.

As of the record date, December 5, 2003, there were issued and outstanding 3,777,770 shares of Common Stock. Only stockholders of record as of the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting. Proxies may be revoked at any time prior to the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by giving a later dated proxy, or by attending the Annual Meeting and voting in person.

Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote those shares with respect to Proposal 1 but cannot vote on Proposal 2 at the Annual Meeting. Shares for which brokers have not received instructions, and therefore are not voted with respect to a certain proposal are referred to as “broker non-votes.”

Under Florida law and our Articles of Incorporation, the presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast on the matter and the Annual Meeting constitutes a quorum. A share that is represented “for any purpose” is deemed present for quorum purposes. Therefore, abstentions and broker non-votes will count for purposes of determining if there is a quorum present at the Annual Meeting, will have no effect on Proposal 1 and will count as no votes for Proposal 2.

This proxy material was first mailed to stockholders on or about January 5, 2004 together with a copy of the Annual Report of the Company for the fiscal year ended September 30, 2003. The Company will file with the Securities and Exchange Commission a report on Form 10-KSB for such fiscal year, a copy of which (including financial statements and schedules thereto) will be provided without charge to any stockholder upon written request, addressed to the Secretary of the Company at the address above. If a shareholder requests copies of any exhibits of such Form 10-KSB filing, the Company may require the payment of a fee covering its reasonable expenses in furnishing such exhibits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of December 5, 2003 by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) each director and nominee for director; (iii) each named executive officer; and (iv) all of the Company's current Directors and executive officers as a group.

Based solely upon a review of information furnished to the Company during the most recent fiscal year, including written representations, no director, officer or beneficial owner of more than 10% of the company's Common Stock failed to file on a timely basis reports required by Section 16(A) of the Exchange Act during fiscal year 2003.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Outstanding Shares (2)

Michael D. Herman Chairman of the Board	1,994,000	52.8%

Arnold Heggestad	0	—

Gerald P. Leheney	4,000	**

James E. Laurent	51,005(3)	1.3%

Steven P. Oppenheim	0	—

Synnott B. Durham	50,000(4)	1.3%

Henry A. Budde	50,000(5)	1.3%

All Officers and Directors as a group (7 persons)	2,149,005	54.8%

——————

**

Less than 1%.

Except as otherwise indicated, the address of each person named in this table is c/o Sunair Electronics, Inc., 3005 S.W. Third Avenue, Fort Lauderdale, Florida 33315.

(1)

Unless otherwise noted, all persons sole voting and investment power with respect to shares owned by them.

(2)

Based upon 3,777,770 shares outstanding at December 5, 2003.

(3)

Includes 45,000 shares issuable upon exercise of currently exercisable options.

(4)

Consists of 50,000 shares issuable upon exercise of currently exercisable options.

(5)

Includes of 49,500 shares issuable upon exercise of currently exercisable options.

On November 6, 2003, Michael D. Herman and The Robert Uricho, Jr. Trust, of which Shirley Uricho is the income beneficiary (the “Trust”), completed the transaction pursuant to which Mr. Herman purchased 1,994,000 shares of Common Stock of the Company from the Trust. According to the Schedule 13D filed by Mr. Herman with the Securities and Exchange Commission on November 7, 2003, Mr. Herman used $7,736,720 of his personal funds to purchase the 1,994,000 shares of Common Stock and all such shares are beneficially owned directly by Mr. Herman.

In connection with the transaction, Shirley Uricho has resigned as a director and has been replaced by Mr. Herman who will also serve as Chairman of the Board. Other Board members will remain in office. Mr. Herman has agreed that two current directors will remain on the Board during 2004 and one will continue during 2005. There is no plan to change current management although changes may be made in the future.

THE ELECTION OF DIRECTORS

It is intended that persons named in the proxy, unless otherwise indicated, will vote for the election of the five director nominees listed below. Each nominee has consented to serve for the next ensuing year, or until his successor is elected and qualified. If any nominee is unable to serve, the valid proxy will be voted for the remaining nominees and will be voted by the proxy holders in their discretion for the election of substitute nominee.

On November 6, 2003, Mrs. Uricho resigned as a Director and Mr. Herman was appointed to replace her pursuant to a stock purchase agreement entered into on August 14, 2003. Mr. Laurent was elected to his present term of office at the last Annual Meeting of Stockholders, and Mr. Heggestad was appointed to his position March 11, 2003. Messrs. Leheney and Oppenheim are new nominees to the Board of Directors.

The following information in respect to their principal occupation or employment by the Company, or other organization in which such occupation or employment is carried on, and other affiliations and directorships has been furnished to the Company by the respective nominees.

Nominees

Michael D. Herman, became Chairman of the Board of the Company on November 6, 2003 pursuant to a stock purchase agreement entered into on August 14, 2003 and completed November 6, 2003. From 1992 until 1999 Mr. Herman was, and since December, 2003 Mr. Herman has been, Chairman and majority shareholder of Telematrix, Inc., a Colorado Springs, CO based designer and marketer of a wide range of telephones and periferal equipment for the commercial, residential and hospitality markets worldwide. From 1999 until November 2003 he was a private investor.

Age: 46

Arnold Heggestad, Ph.D., was appointed to the Board of Directors of the Company on March 11, 2003. Dr. Heggestad is the Holloway Professor of Finance and Entrepreneurship at the University of Florida and has been at the University since 1974. Dr. Heggestad has served as Chairman, Department of Finance, Insurance and Real Estate, Associate Dean, College of Business Administration, Director of the Center for Financial Institutions, Executive Director, University of Florida Research Foundation, Associate Vice-President of Entrepreneurial Programs in the Office of Research. He has been very active in public service and has served both public and private interests in a number of capacities.

Age: 60

Gerald P. Leheney, has been President of Aegis Investment Management Company, a registered investment adviser based in Miami, Fl., since 1993. He is an outside director of Reading International,

Inc., a public company trading on the AMEX. Mr. Leheney has held positions with several investment firms including Vice-President Investments for Prudential Securities Southeast Financial Center, Dean Witter, and the Partners Financial Group.

Age: 65.

James E. Laurent, has served on the Board of Directors since December 1, 2000 and became President of the Company on October 1, 2000 and Chief Executive Officer on December 1, 2000. Mr. Laurent previously served as Vice-President of Marketing for the Company beginning in 1988. After retirement from the United States Air Force in 1978, he held management positions for sales and marketing in the communications-electronics field for international and U.S. government and military market segments.

Age: 65

Steven P. Oppenheim, is President and owner of Oppenheim & Associates, Miami, FL, which, since 2002 has provided a wide range of consulting and strategic planning services to a diversified international clientele in the U.S., Europe and Latin America. Mr. Oppenheim holds a Juris Doctor Degree and maintained his own law firm from 1975 until 2001. From 1973 to 1975 he was tax supervisor for Coopers & Lybrand, CPA's. Mr. Oppenheim serves in various officer capacities for several multinational companies or affiliates involving U.S business. He serves as a Director of the International Advertising Association and as a Director and Vice President of the British American Chamber of Commerce. He previously served as a Director of the French-American Chamber of Commerce, Italy-America Chamber of Commerce, and European-American Chamber of Commerce.

Age: 57

Vote Required

The affirmative vote of a plurality of the votes cast by holders of the Company's outstanding shares of Common Stock is required for the approval of the election of the Directors. You may vote in favor of the Directors or you may withhold your vote from the nominees. Votes that are withheld with respect to this matter will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

Recommendation of the Board of Directors

The members of the Company's Board of Directors recommend that you vote “FOR” the above nominees.

OTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Audit Committee

Members: Messrs. Earl M. Anderson, Jr. and George F. Arata, Jr. , both of whom are independent within the meaning of the AMEX rules. Messrs Anderson and Arata and not standing for election at the Annual Meeting.

The Audit Committee is the sole functioning committee of the Board of Directors. It assists the Board in monitoring the integrity of the Company’s financial statements and compliance with requirements as set forth in the Statement of Auditing Standards. Its responsibilities include the maintenance of free and open communications among the Directors, the Independent Auditors and financial management of the Company.

In late 1999, the American Stock Exchange (on which the Company’s Common Stock is listed) (“AMEX”) amended its Independent Director and Audit Committee listing standard. In response to these amendments, the Company's Audit Committee and Board of Directors formally adopted an Audit Committee Charter in May, 2000. The Charter establishes the qualifications, policies and responsibilities of the Audit Committee and its members.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors the matters that are required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, and the Audit Committee discussed with the independent auditors that firm's independence.

Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2003 for filing with the Securities and Exchange Commission.

Respectfully Submitted:

Earl M. Anderson, Jr.

George F. Arata, Jr.

Communications with the Board of Directors

The Board provides a process for stockholders to send communications to the Board or any of the Directors. Stockholders may send written communications to the Board or any the Directors c/o Secretary, Sunair Electronics, Inc., 3005 S.W. Third Avenue, Fort Lauderdale, Florida 33315. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual Directors on a periodic basis. It is the Company's policy that the Directors who are up for election at the Annual Meeting attend the Annual Meeting. All of the nominees up for election at the 2002 Annual Meeting of Stockholders attended the 2002 Annual Meeting of Stockholders.

Nominating Process

The Company does not have a standing nominating committee or committee performing similar functions because the Company believes that as a small business issuer, it is not necessary to have a separate nominating committee. Rather, the full Board of Directors participates in the consideration of director nominees. In addition, because Mr. Herman owns a majority of the Company's Common Stock, the Company is not required under the Rules of the AMEX to have a separate nominating committee.  At this time the Board does not have a policy with regard to the consideration of any director candidates recommended by stockholders because historically the Company has not received recommendations from its stockholders and the costs of establishing and maintaining procedures for the consideration of stockholder nominations would be overly burdensome.

In making its nominations, the Board identifies candidates who meet the current challenges and needs of the Board. In determining whether it is appropriate to add or remove individuals, the Board will consider issues of judgment, diversity, age, skills, background and experience. In making such decisions, the Board considers, among other things, an individual’s business experience, industry experience, financial background and experiences. The Board uses multiple sources for identifying and evaluating nominees for Directors including referrals from current Directors and input from third party executive search firms.

Mr. Herman was appointed to the Board following his acquisition of 52.8% of the Company's Common Stock pursuant to a stock purchase agreement entered into on August 14, 2003 and completed November 6, 2003. Mr. Heggestad was appointed to the Board on March 11, 2003 based on the recommendation of Mr. Arata. Messrs. Leheney and Oppenheim are being nominated for election to the Board for the first time based on the recommendation of Mr. Herman.

DIRECTORS' COMPENSATION

Directors who are not full-time employees of the Company were paid an annual retainer in 2003 of $5,000 and an attendance fee of $1,000 for each meeting of the Company's Board, plus travel expenses incurred in connection therewith. The Audit Committee consisted of two non-management Board members, who were paid $1,000 each for a committee meeting. At the Board meeting of November 25, 2003, the Board unanimously approved an increase in the annual retainer from $5,000 to $20,000, payable quarterly, continuation of the $1,000 fee for attendance at meetings of the Board and committees of the Board, and a fee of $500 for Director’s participation in Board and committee meetings held telephonically. Directors who are full-time employees of the Company are not paid any fees or additional remuneration for services as members of the Board or any committee thereof.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

During the 2003 fiscal year, the Board held five meetings and the Audit Committee held one meeting. Attendance was 100% at four Board meetings and 80% at one Board meeting. Attendance was 100% at the Audit Committee meeting.

DATE FOR RECEIPT OF STOCKHOLDERS' PROPOSALS

The deadline by which stockholder proposals must be submitted for consideration at the January, 2005 Annual Meeting of Stockholders is September 1, 2004, under the rules of the Securities and Exchange Commission. Additionally, the Company must have notice of any stockholder proposal to be submitted at the January, 2005 Annual Meeting (but not required to be included in the Company's proxy statement for that meeting) by November 21, 2004, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Securities Exchange Act and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

	Annual Compensation				Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Awards Restricted Stock Awards	Options/ SARs	Payouts LTIP Payments	All Other Compensation
James E. Laurent	2003	$125,000	None	None	None	None	None	None
President,	2002	$125,000	None	None	None	None	None	None
Chief Executive Officer	2001	$125,000	None	None	None	50,000	None	None

Synnott B. Durham	2003	$100,000	None	None	None	None	None	None
Chief Financial Officer	2002	$100,000	None	None	None	None	None	None
	2001	$100,000	None	None	None	50,000	None	None

Henry A. Budde	2003	$100,000	None	None	None	None	None	None
Vice-President	2002	$100,000	None	None	None	None	None	None
Operations	2001	$100,000	None	None	None	50,000	None	None

Option Exercises and Values for Fiscal 2003

The following table sets forth, with respect to each of the Named Executive Officers, the number of share options exercised and the dollar value realized from those exercises during the 2003 fiscal year and the total number and aggregate dollar value of exercisable and non-exercisable stock options held on September 30, 2003.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the- Money Options at Fiscal Year-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

James E. Laurent	N/A	N/A	50,000	0	94,500	—

Synnott B. Durham	N/A	N/A	50,000	0	94,500	—

Henry A. Budde	500	$1,305	49,500	0	93,555	—

——————

(1)

In accordance with the rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of the last column of this table, fair market value is deemed to be $4.14 per share, the closing price of the Common Stock reported for the AMEX on September 30, 2003, the last trading day of the fiscal year.

Stock Options. The Company has a non-qualified stock option plan for key employees and has reserved 400,000 shares of the Company's Common Stock for issuance under the plan at an exercise price to be determined at time of grant. Options to purchase 270,000 shares at $2.25 per share have been issued to key employees of the Company. During the fiscal year ended September 30, 2003, 45,600 stock options were exercised and 122,050 were exercisable at September 30, 2003.

PROPOSED INCREASE IN AUTHORIZED NUMBER OF SHARES

The Board of Directors proposes that the Articles of Incorporation of the Company be amended to provide that the aggregate number of shares of Common Stock, par value $.10, that the Company is authorized to issue be increased from 6,000,000 shares to 25,000,000 shares, and the aggregate number of shares of Preferred Stock, no par value, that the Company is authorized to issue be increased from 500,000 shares to 2,000,000 shares. The full text of this proposed amendment is attached to this proxy statement as Annex 1.

Purpose of the Increase in Authorized Shares

Of the 6,000,000 shares of Common Stock presently authorized for issuance, approximately 1,907,430 shares are unissued and unreserved. On the record date, the Company had 3,777,770 shares of Common Stock issued and outstanding and 314,800 shares reserved for issuance under the Company's non-qualified stock option plan for key employees. There are no shares of Preferred Stock outstanding.

The Board of Directors believes that it is in the Company's best interests to have the flexibility to issue additional shares of Common Stock or Preferred Stock, or securities convertible into Common Stock or Preferred Stock, as needs may arise without further stockholder action, unless required by applicable law, regulation, listing requirements or the articles of incorporation. The Company has no agreements, understandings or plans for the issuance or use of the additional shares of Common Stock or Preferred Stock proposed to be authorized. The availability of additional shares will enhance the Company's flexibility in connection with possible future actions, such as corporate mergers, stock dividends, stock splits, financings and other corporate purposes. The Board of Directors will decide whether, when and on what terms the issuance of shares of Common Stock or Preferred Stock may be appropriate in connection with any of the foregoing purposes, without the expense and delay of a special meeting of stockholders.

The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share, and on stockholders' equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of the Company's Common Stock. Holders of the Company's Common Stock have no preemptive rights.

The Board of Directors of the Company is authorized, without further stockholder action, to divide any or all shares of the authorized Preferred Stock into series and fix and determine the designations, preferences and relative rights and qualifications, limitations or restrictions thereon of any series so established, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. The issuance of Preferred Stock with voting rights or conversion rights may adversely affect the voting power of the Common Stock, including the loss of voting control to others.

The availability for issuance of additional shares of Common Stock or Preferred Stock also could have the effect of rendering more difficult or discouraging an attempt to obtain control of the Company. For example, the issuance of shares of Common Stock or Preferred Stock (within the limits imposed by applicable law and the rules of any exchange upon which the Common Stock may be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The issuance of additional shares of Common Stock or Preferred Stock could also be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of stockholders. We are not aware of any efforts to obtain control of the Company.

In sum, the Board believes that the increase in authorized shares will enhance the Company's flexibility to satisfy its future financing and capitalization needs.

The Board of Directors may approve the issuance of additional shares of Common Stock only if the action is permissible under Florida law and the AMEX rules. For example, if the Company's Board of Directors were to approve the issuance of Common Stock, which resulted in an increase of 20% or more in the number of shares of Common Stock outstanding, the AMEX rules would require stockholder approval.

Vote Required

The affirmative vote of the holders of not less than a majority of the Company's outstanding shares of Common Stock is required for approval of the amendment increasing the Company's authorized shares of Common Stock to 25,000,000 shares and the Company's Preferred Stock to 2,000,000 shares. Broker non-votes and abstentions will have the same effect as no votes.

Recommendation of the Board of Directors

The members of the Company's Board of Directors recommend that you vote “FOR” the approval of proposal 2.

INDEPENDENT ACCOUNTANTS

The firm of Berenfeld, Spritzer, Schechter & Sheer was designated by the Board of Directors to audit the financial statements of the Company and its subsidiary for the fiscal year ended September 30, 2003. The firm and its predecessor, Puritz & Weintraub, has been the Company’s independent accountant since 1985.

Representatives of Berenfeld, Spritzer, Schechter & Sheer are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

Fees for audit services rendered in connection with the fiscal year ended September 30, 2003 were approximately $38,500, including fees associated with the annual audit, the reviews of the quarterly reports on Form 10-QSB, statutory audits, fees related to filings with the Securities and Exchange Commission and consultations on accounting issues and the application of new accounting pronouncements.

Audit-Related Fees

None.

Tax Fees

None.

All Other Fees

None.

PROXY-EXPENSES

The enclosed Proxy is solicited by the Board of Directors.

If the enclosed form of Proxy is executed and returned, it will be voted in accordance with the indicated preference. If not otherwise specified, it will be voted in favor of all propositions set forth in the Notice of Annual Meeting.

The expenses in connection with this solicitation of proxies, including the cost of preparing, assembling and mailing, will be paid by the Company. In addition to the solicitation of proxies by the use of mails, it is possible that proxies may be solicited by certain Directors, Officers and employees personally or by telephone. In such event, such Directors, Officers or employees will receive no additional remuneration therefor.

OTHER MATTERS

Management is unaware of any other business to be presented for consideration at the meeting of the stockholders. If, however, other business should properly come before the meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

Dated:

January 5, 2004

Fort Lauderdale, Florida

ANNEX 1

TEXT OF PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

Section 1 of Article III of the Articles of Incorporation of Sunair Electronics, Inc. is amended in its entirety to read as follows:

The total authorized capital stock of the Corporation is 27,000,000 shares divided into 2,000,000 shares of preferred stock without par value and 25,000,000 shares of common stock par value ten cents ($.10) per share.

A-1

PROXY

The undersigned, revoking previous proxies for such stock, hereby appoints THERESA LEBLANC, and S.B. DURHAM, and each of them, the attorneys and proxies of  the undersigned, with full power of substitution, to vote as designated below, all of the shares of common stock of SUNAIR ELECTRONICS, INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Monday, January 26, 2004 at 11:00 A.M., and at any adjournment thereof.

1.

Nominees for five (5) Directors are:  Michael D. Herman, Arnold Heggestad, Ph.D., Gerald P. Leheney, James E. Laurent, and Steven P. Oppenheim.

(   )

VOTE FOR ALL NOMINEES LISTED ABOVE EXCEPT VOTE WITHHELD FROM FOLLOWING NOMINEES (if any). _______________

____________________________________________________________________________________________________________________

(   )

WITHHOLD VOTE FROM ALL NOMINEES.

2.

To approve an amendment to the Articles of Incorporation increasing the aggregate number of shares of Common Stock, par value $.10 per share, that the

Company is authorized to issue from 6,000,000 to 25,000,000 and the aggregate number of shares of Preferred Stock, no par value per share, that the Company is authorized to issue from 500,000 to 2,000,000.

                    FOR  [  ]                    AGAINST  [  ]                    ABSTAIN  [  ]

3.

To transact such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND

WILL BE VOTED IN FAVOR OF THE ABOVE NOMINEES AND

PROPOSITIONS IF NO INSTRUCTIONS THEREOF ARE INDICATED.

Dated this ________ day of ____________, 200

(Please sign exactly as your name appears on this Proxy.  If signing for estates, trusts or a corporation, title and capacity should be stated. If shares are held jointly, each holder should sign.)

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY.